                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 21, 1999 in the Registration Statement (Form N-2) of the Nuveen California Dividend Advantage Municipal Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 33-69035) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09161).



                                                ERNST & YOUNG LLP


Chicago, Illinois
May 26, 1999